Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We have issued our report dated February 24, 2010, with respect to the financial statements for the year ended December 31, 2009 included in the Annual Report of Delcath Systems, Inc. on Form 10-K for the year ended December 31, 2011, which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.

/s/ Grant Thornton LLP

Glastonbury, Connecticut

June 7, 2012